UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 31, 2006

eMERGE INTERACTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29037	65-0534535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10305 102nd Terrace Sebastian, FL	32958
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (772) 581-9700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modifications to Rights of Security Holders.

On May 31, 2006, eMerge Interactive, Inc. (“eMerge”) effected a one-for-fifteen reverse split of its Class A Common Stock (the “Reverse Split”) upon the effectiveness of its amended and restated certificate of incorporation as described in Item 5.03 below.

A copy of eMerge’s press release, dated June 1, 2006, announcing completion of the Reverse Split is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 31, 2006, eMerge filed its amended and restated certificate of incorporation with the Delaware Secretary of State to (i) effect the Reverse Split, (ii) reduce the number of authorized shares of common stock and preferred stock as described in eMerge’s press release attached hereto as Exhibit 99.1 and incorporated herein by reference, (iii) eliminate several series of common and preferred stock, (iv) change the designation of class A common stock, par value $0.008 per share, to common stock, par value $0.01 per share, (v) clarify the Board of Directors’ authority to set the terms of and issue series of preferred stock in the future and (vi) make certain typographical corrections. The amended and restated certificate of incorporation became effective at 5:00 p.m., Eastern Time, on May 31, 2006. A copy of the amended and restated certificate of incorporation is attached to this current report as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Certificate of Incorporation of eMerge Interactive, Inc.

99.1	Press release issued by the Company on June 1, 2006, announcing the completion of the Reverse Split.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 5, 2006

eMerge Interactive, Inc.

By:	/s/ DAVID C. WARREN
David C. Warren
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.:	Description:
3.1	Amended and Restated Certificate of Incorporation of eMerge Interactive, Inc.

99.1	Press release issued by the Company on June 1, 2006, announcing the completion of the Reverse Split.